Exhibit 99.1

News Announcement

CONTACT:
Richard Gaetz, President/CEO Sean Washchuk, VP Finance/CFO Vitran Corporation Inc. 416/596-7664	Robert Rinderman Steven Hecht Jaffoni & Collins Incorporated 212/835-8500 or VTNC@jcir.com
FOR IMMEDIATE RELEASE
VITRAN CORPORATION TO PRESENT AT STEPHENS
FALL INVESTMENT CONFERENCE ON NOVEMBER 15
TORONTO, ONTARIO (November 12 2007) — Vitran Corporation Inc. (NASDAQ: VTNC, TSX: VTN), a North American transportation and logistics firm, today announced that it is scheduled to present at the Stephens Fall Investment Conference on Thursday, November 15, 2007. Vitran’s President & Chief Executive Officer Rick Gaetz will address the investment community that afternoon at approximately 1:15 p.m. ET at the New York Palace Hotel in New York City.
Interested parties can access a live audio webcast of the Vitran presentation at the Company’s website www.vitran.com, under the “Investor Relations” section. An audio replay of the presentation will be available by the end of the day and will be archived for 90 days.
About Vitran Corporation Inc.
Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload, logistics, truckload, and freight brokerage services. To find out more about Vitran Corporation Inc. (NASDAQ:VTNC, TSX:VTN), visit the website at www.vitran.com.
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